Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Atlis Motor Vehicles, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Class A common stock, par value $0.0001 per share, issuable upon conversion of convertible notes(3)	457(c)	20,000,000	$3.025	$60,500,000.00	0.00011020	$6,667.10
Fees to Be Paid	Equity	Class A common stock, par value $0.0001 per share, issuable upon exercise of warrants(4)	457(c)	2,959,988	$3.025	$8,953,963.70	0.00011020	$986.73
	Total Offering Amounts					$69,453,963.70	0.00011020	$7,653.83
	Net Fee Due							$7,653.83
(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional shares of Class A common stock that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction, and the shares of Class A common stock set forth in this table shall be adjusted to include such shares, as applicable.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, based upon the average of the high and low sales price of the Class A common stock as reported by The Nasdaq Stock Market LLC on January 25, 2023.

(3)	Represents shares of Class A common stock issuable upon conversion of convertible notes issued to the selling stockholders named in the registration statement pursuant to exemptions from registration under Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder.

(4)

Represents shares of Class A common stock issuable upon exercise of warrants issued to the selling stockholders named in the registration statement pursuant to exemptions from registration under Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder.